PATENT LICENSE AGREEMENT

This PATENT LICENSE AGREEMENT (hereafter “Agreement”), made August 1, 2014, between Arthur Grant Mikaelian of Los Angeles, California, hereinafter called the “Licensor”, and Petlife Pharmaceuticals Inc., a Nevada corporation, hereinafter called the “Licensee”.

WHEREAS, the United States patent No. 8,097,284 B2 for polarized scorpion venom solution and a method for making polarized scorpion venom solution, was issued to the Licensor on January 17, 2012, and

WHEREAS, the Licensor has licensed all exclusive rights to the Polarized Scorpion venom patent to Medolife Corp. with the exception of the rights for all veterinary uses.

WHEREAS, the Licensee desires to manufacture, use, and sell Polarized Scorpion Venom containing such patented improvements, for veterinary use.

IT IS THEREFORE AGREED:

ARTICLE I.

Definitions. For the purpose of this Agreement:

1.01.

The term “Affiliate” means any business entity more than 50% owned by Licensee, any business entity which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

1.02.

The term “Petlife IP” includes all patents and other intellectual property rights, in whatever form, relating to solely to Veterinary Use, including, but is not limited to:

(a)

United States Patent No. 8,097,284 B2 covering “polarized dilute blue scorpion venom solution and a method for administering dilute scorpion venom solution wherein the polarized dilute scorpion venom solution provides treatment to various diseases and conditions such as relieving pain, improving immune-system responses, treating cancer, preventing cancer, improving quality of sleep, reducing inflammation, and minimizing negative biological response to chemotherapy and radiation treatment” (the “Patent”);

(b)

Any and all patents and patent applications derivative therefrom;

(c)

Any and all international counterparts thereof;

(d)

Any divisionals, continuations, continuations in-part, refilings, and extensions of any of the foregoing Patent;

(e)

All substitutions, reissues, renewals, reexaminations, patents of addition, inventors' certificates thereof, patent term extensions, and supplementary protection certificates relating to the foregoing Patent.

For the purpose of this Agreement, the term “Petlife IP” does not include any Non-Veterinary Use of the Patent, or any divisionals, continuations in-part, refilings, extensions, substitutions, reissues, renewals, reexaminations, patents of addition or any other derivative patents, inventors’ certificates, and supplementary protection certificates relating thereto.  It is hereby acknowledged that the intellectual property, similar or identical to the one licensed hereunder, relating to Non-Veterinary Use has been licensed to Medolife Corporation.

1.03.

The term “Non-Veterinary Use” means any use or application of intellectual property similar or identical to Petlife IP for purposes other than Veterinary Use, as defined in Section 1.04 of this Agreement, below.

1.04.

The term “Sublicensee” means any entity to whom an express sublicense has been granted under this Agreement. For clarity, a third party wholesaler or distributor who has no significant responsibility for marketing and promotion of the Solution within its distribution territory or field (i.e., the third party simply functions as a reseller), and who does not pay any consideration to Licensee or an Affiliate for such wholesale or distributor rights, shall not be deemed a Sublicensee; and the resale by such a wholesaler or distributor shall not be treated as royalty bearing Net Sales by a Sublicensee provided that a royalty is being paid by Licensee for the initial transfer to the wholesaler or distributor pursuant to Section 3.2. This definition does not limit Licensee’s rights to grant or authorize sublicenses under the Agreement.

1.05.

The term “Veterinary Use” means the use or application of Petlife IP, or other intellectual property described in Article III, for the purpose of researching, developing, producing, manufacturing, marketing, and/or distributing products consisting of, in whole or in part, of the scorpion polarized venom solution covered by the Patent for the purpose of treating any and all illnesses (including, without limitation oncological diseases and arthritis), of animals other than humans.

ARTICLE II.

Exclusive License. The Licensor hereby grants to the Licensee the exclusive, royalty-free, fully paid-up, non-cancellable right and license throughout the entire world, to manufacture, use, and sell the resulting products derived from the Petlife IP for Veterinary Use.

ARTICLE III.

Additional Patent Applications Relating to Veterinary Use Expressly Included. It is anticipated that the Licensor may develop, prepare and file one or more new patent applications relating to Veterinary Use, whether in the United States or other countries, whether similar to or relating to Petlife IP or completely independent.  Provided that the development and filing of such application is made at the Licensee’s cost, all such applications shall be assigned to Licensee.

ARTICLE IV.

 Encumbrances.  The license granted herein is made free from all liens and encumbrances or rights of any third parties.

ARTICLE V.

Duties of Licensee.  Notwithstanding anything to the contrary, to the extent necessary to protect its interests, the Licensee shall:

5.01.

Prosecute any patent applications and patents that are the subject of the license granted by this Agreement;

5.02.

Reimburse Licensor for the cost of any and all extensions, modifications, continuations of Petlife IP;

5.03.

Defend any claims of infringement relating to Petlife IP; and

5.04.

Otherwise take any and all action necessary to protect its interest in the same to the fullest extent of the law. PETLIFE assumes such prosecution or the defense of any patents licensed to it. It shall be PETLIFE’s responsibility to prosecute and defend any and all rights to patent applications or patent continuations issued for veterinary use.

ARTICLE VI.

Term and Termination. The term of this Agreement shall be to the end of the term for which such patent was granted.

ARTICLE VII.

Effect of Termination.  Upon Termination of this agreement:

7.01.

Nothing in the Agreement shall be construed to release either party from any obligation that matured prior to the effective date of termination; and

7.02.

Without limitation on any other provision of this Agreement, the provisions of Articles VII (Effect of Termination), VIII (Confidentiality), IX (Infringement and Litigation), X (Representations, Disclaimers, Indemnification), XI (Limitation on Liability), XII (Use of Name), XV (Notices), and VII (General Provisions) will survive any termination or expiration of the Agreement.

ARTICLE VIII.

Confidentiality.

8.01.

“Confidential Information” means all information that is of a confidential and proprietary nature to Licensor or Licensee and provided by one party to the other party under the Agreement.

8.02.

Licensor and Licensee each agree that all Confidential Information disclosed in tangible form, and marked “confidential” and forwarded to one by the other, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the receiving party, (ii) is to be used by and under authority of the receiving party only as authorized in the Agreement, and (iii) shall not be disclosed by the receiving party, its agents or employees without the prior written consent of the disclosing party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights under the Agreement, including without limitation disclosing to Affiliates, Sublicensees, potential investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. Each party’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the disclosing party’s Confidential Information as it uses to protect its own Confidential Information, but always at least a reasonable degree of care.

8.03.

 If the receiving party is required to disclose Confidential Information of another party hereto, or any terms of the Agreement, pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, the receiving party may disclose such Confidential Information or terms to the extent required, provided that the receiving party shall use reasonable efforts to provide the disclosing party with reasonable advance notice thereof to enable the disclosing party to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to Article VIII.

8.04.

Each party agrees not to copy or record any of the Confidential Information of the other party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes.

8.05.

Subject to the exclusions listed in Section 8.07, the parties’ confidentiality obligations under the Agreement will survive termination of the Agreement and will continue for a period of five (5) years thereafter.

8.06.

Information shall not be considered Confidential Information of a disclosing party under the Agreement to the extent that the receiving party can establish by competent written proof that such information:

(a)

Was in the public domain at the time of disclosure; or

(b)

Later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns in breach of the Agreement; or

(c)

Was lawfully disclosed to the recipient party by a third party having the right to disclose it not under an obligation of confidentiality; or

(d)

Was already known by the recipient party at the time of disclosure; or

(e)

Was independently developed by the recipient party without use of the disclosing party’s Confidential Information.

8.07.

The placement of a copyright notice on any Confidential Information will not be construed to mean that such information has been published and will not release the other party from its obligation of confidentiality hereunder.

ARTICLE IX.

Infringement and Litigation.

9.01.

If either Licensor or Licensee becomes aware of any infringement or potential infringement of the patent licensed hereunder, each party shall promptly notify the other of such in writing.

9.02.

Licensee shall enforce any and all patent rights arising from the patent licensed hereunder against any infringement by a third party. Licensee shall be responsible for payment of all fees and expenses associated with such enforcement incurred by Licensee and incurred by Licensor in providing cooperation or joining as a party as provided in Section 9.04.

9.03.

If Licensee does not file suit within six (6) months after a written request by Licensor to initiate an infringement action, then Licensor shall have the right, at its sole discretion, to bring suit to enforce any patent rights licensed hereunder against the infringing activities, with Licensor retaining all recoveries from such enforcement. If Licensor pursues such infringement action, Licensor may, as part of the resolution of such efforts, grant non-exclusive license rights to the alleged infringer notwithstanding Licensee’s exclusive license rights.

9.04.

In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request of the party bringing suit, the other party will permit reasonable access after reasonable advance notice to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours. If it is necessary to name Licensor as a party in such action, then Licensee must first obtain Licensor’s prior written permission, which permission shall not be unreasonably withheld, provided that Licensor shall have reasonable prior input on choice of counsel on any matter where such counsel represents Licensor.

ARTICLE X.

Representations, Disclaimers, Indemnity.

10.01.

 The Licensor shall indemnify the Licensee against all damages, costs, and expenses as a result of infringement actions brought against it on account of the manufacture and sale of Solution, provided that such suit is based on the licensed invention. This indemnity shall survive the termination of this Agreement.

10.02.

Licensor represents and warrants to Licensee that to the knowledge of Licensor, (i) Licensor is the owner or agent of the entire right, title, and interest in and to patent licensed hereunder, (ii) Licensor has the right to grant licenses hereunder, and (iii) Licensor has not knowingly granted and will not knowingly grant licenses or other rights under the patent that are in conflict with the terms and conditions in this Agreement.

10.03.

EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 10.02, LICENSEE UNDERSTANDS AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE LICENSED PRODUCTS, OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE OR PARTICULAR PURPOSE, MERCHANTABILITY, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF PATENT RIGHTS. LICENSOR MAKES NO REPRESENTATION AS TO WHETHER PATENT LICENSED HEREUNDER IS VALID, OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY LICENSOR THAT MIGHT BE REQUIRED FOR USE OR EXPLOITATION OF THE SOLUTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED TO THE CONTRARY, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY PATENTS OR TECHNOLOGY OF LICENSOR OTHER THAN THE RIGHTS GRANTED HEREUNDER. LICENSOR HAS NO OBLIGATION TO FURNISH TO LICENSEE ANY KNOW-HOW, TECHNOLOGY OR TECHNOLOGICAL INFORMATION.

10.04.

 By execution of the Agreement, Licensee represents, acknowledges, covenants and agrees (a) that Licensee has not been induced in any way by Licensor or its employees to enter into the Agreement, and (b) that Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Article 8 and all other matters pertaining to this Agreement; and (c) that Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and (c) that Licensee accepts all risks inherent herein. Licensee represents that it is a duly organized, validly existing entity, is in good standing under the laws of its jurisdiction of organization, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder.

ARTICLE XI.

Limit of Liability.

11.01.

IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER ANY SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

11.02.

OTHER THAN FOR CLAIMS AGAINST LICENSEE UNDER ARTICLE 8 OR FOR MISUSE OR MISAPPROPRIATION OR INFRINGEMENT OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, LICENSEE SHALL NOT BE LIABLE TO LICENSOR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE XII.

Use of Name.   Nothing in this Section shall be interpreted to prohibit Licensee from developing and subsequently owning, marketing, and obtaining the exclusive benefit of any names, trademarks, or other marks pertaining to any product containing Petlife IP.  However, any names, trademarks, or other marks developed prior to the date of this license by Licensor and/or Medolife Corporation shall not be used by Licensee without Licensor’s and/or Medolife Corporation’s (as the case may be) express written permission.

ARTICLE XIII.

Sublicensing.  Licensee has the right to grant sublicense Agreements (“Sublicense Agreements”) consistent with the terms of this Agreement, subject to the following:

13.01.

A Sublicense Agreement shall not exceed the scope and rights granted to Licensee hereunder. Sublicensee must agree in writing to be bound by the applicable terms and conditions of the Agreement and shall indicate that Licensor is a third party beneficiary and entitled to enforce the terms and conditions of the Sublicense Agreement applicable to the Agreement. In the event of termination of the Agreement, continued sublicense rights shall be governed by Article VII (Effect of Termination). Licensee may grant a Sublicensee the right to grant further sub-Sublicense Agreements, in which case such sub-Sublicense Agreements shall be treated as “Sublicense Agreements” and such sub-Sublicensees shall be treated as “Sublicensees” for purposes of the Agreement.

13.02.

Licensee shall deliver to Licensor a true, complete, and correct copy of each Sublicense Agreement granted by Licensee, Affiliate or Sublicensee, and any modification or termination thereof, within 30 days following the applicable execution, modification, or termination of such sublicense Agreement. If the sublicense Agreement is not in English, Licensee shall provide Licensor an accurate English translation in addition to a copy of the original Agreement.

13.03.

Notwithstanding any such sublicense Agreement, Licensee will remain primarily liable to Licensor for all of the Licensee’s duties and obligations contained in this Agreement.  Any act or omission of a Sublicensee that would be a breach of the Agreement if performed by Licensee will be deemed to be a breach by Licensee unless Licensee complies with the remaining provisions of this paragraph. Each sublicense Agreement will contain a right of termination by Licensee in the event that the Sublicensee breaches the payment or reporting obligations affecting Licensor or any other terms and conditions of the sublicense Agreement that would constitute a breach of this Agreement if such acts were performed by Licensee. In the event of a Sublicensee breach, and if after a reasonable opportunity to cure as provided in any such sublicense Agreement (not to exceed 30 days for a payment breach and 60 days for a non-payment breach), such Sublicensee fails to cure such Sublicensee breach, then the Licensee will terminate the sublicense Agreement within 30 days thereafter, with copy of such written notice of termination to Licensor, unless agreed to in writing otherwise by Licensor.

ARTICLE XIV.

Assignment.  Except as provided in Article 7, Licensee shall have nor right to assign this Agreement without written consent of Licensor.  Licensor shall have the right to assign this Agreement, in Licensor’s discretion.

ARTICLE XV.

Notices. Any notice to be given pursuant to the terms of this Agreement shall be addressed as follows:

Arthur Mikaelian,

2950 Belden Drive

Los Angeles, CA 90068

Petlife Pharmaceuticals

433 N. Camden Drive, 6th Floor

Beverly Hills, CA 90210.

ARTICLE XVI.

Best Efforts. Licensee, recognizing that it has an exclusive license, agrees to use its best efforts to promote the use of the licensed devices. However, while it intends in good faith to live up to this commitment, licensor's remedy for licensee's failure to do so is entirely subsumed by licensor's rights under Article IV hereinabove.

ARTICLE XVII.

General Provisions.

17.01.

The Agreement is binding upon and inures to the benefit of the parties hereto, their respective executors, administrators, heirs, permitted assigns, and permitted successors in interest.

17.02.

Headings are included for convenience only and will not be used to construe the Agreement. The parties acknowledge and agree that both parties substantially participated in negotiating the provisions of the Agreement; therefore, both parties agree that any ambiguity in the Agreement shall not be construed more favorably toward one party than the other party, regardless of which party primarily drafted the Agreement.

17.03.

The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A Party may evidence its execution and delivery of the Agreement by transmission of a signed copy of the Agreement via facsimile or email.

17.04.

Licensee will comply with all applicable federal, state and local laws and regulations, including, without limitation, all export laws and regulations.

17.05.

The Agreement will be construed and enforced in accordance with laws of the State of California, United States of America without regard to choice of law and conflicts of law principles.

17.06.

Any modification of the Agreement will be effective only if it is in writing and signed by duly authorized representatives of both parties. No modification will be made by email communications.

17.07.

If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of this Agreement remains enforceable.

17.08.

Nothing in the Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the parties and their permitted successors and assigns.

17.09.

Neither Party will be deemed to have waived any of its rights under the Agreement unless the waiver is in writing and signed by such party. No delay or omission of a party in exercising or enforcing a right or remedy under the Agreement shall operate as a waiver thereof.

17.10.

The Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

IN WITNESS WHEREOF, the parties have executed this Agreement.

LICENSOR

/s/ Arthur Grant Mikaelian

August 9, 2014

Arthur Grant Mikaelian

Date

LICENSEE

/s/ Sebastian Serrell-Watts

August 9, 2014

Petlife Pharmaceuticals, Inc.

Date